UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 13, 2026

ENVIROTECH VEHICLES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-38078	46-0774222
(Commission File Number)	(IRS Employer Identification No.)
7510 Ardmore Street Houston, TX	77054
(Address of Principal Executive Offices)	(Zip Code)

(870) 970-3355

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	EVTV	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item8.01.	Other Events.

As reported in the Quarterly Report on Form 10-Q filed by Envirotech Vehicles, Inc., a Delaware corporation (the “Company”), on November 20, 2025, the Company had stockholders’ equity of approximately $1,862,000 as of September 30, 2025.

During the fourth quarter of 2025, the aggregate principal amount of $2,850,000 of the then outstanding convertible promissory notes under the Company’s Amended and Restated Standby Equity Purchase Agreement, dated October 31, 2024, with YA II PN, Ltd. (the “Investor”), as amended and supplemented by the Supplemental Agreement, dated February 24, 2025 (the “A&R SEPA”), including the accrued interest thereon, was repaid in full through advance notices issued by the Investor under the A&R SEPA. In addition, during the fourth quarter of 2025 and the first quarter of 2026, the Company issued advance notices under the A&R SEPA resulting in gross proceeds to the Company of approximately $3,100,000 and the issuance of 5,431,083 shares of the Company’s common stock, par value $0.00001 per share, pursuant to such advance notices. As a result, as of the date of this Current Report on Form 8-K, the Company’s stockholders’ equity is in excess of the minimum of $2.5 million required for continued listing on the Nasdaq Capital Market pursuant to Listing Rule 5550(b)(1) of The Nasdaq Stock Market LLC (the “Stockholders’ Equity Requirement”).

There can be no assurance, however, that the Company will be able to maintain compliance with the Stockholders’ Equity Requirement in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIROTECH VEHICLES, INC.

Date: January 13, 2026	By:	/s/ Phillip W. Oldridge
Phillip W. Oldridge
Chief Executive Officer